Exhibit 99.7

August 17, 2026

Board of Directors

Internet Sciences, Inc.

Re:	Resignation from the Board of Directors

I hereby resign from the Board of Directors on Internet Sciences, Inc., effective immediately.

I have valued the opportunity to serve on the Board and appreciate the experience of working with all of you.

Sincerely,

/s/ Debra Bigman
Debra Bigman